Exhibit 3(ii)

Amendment of Sections 34, 35 and 40 of the Bylaws of
Hormel Foods Corporation

34.                                 Shares of the Corporation’s stock may be certificated or uncertificated, as provided under Delaware law.  All stock certificates of the Corporation shall be numbered consecutively and shall be entered on the books of the Corporation as they are issued.  They shall exhibit the holders’ names and the number of shares and shall be signed by the Chairman of the Board or the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary.  Any or all of the signatures on the certificate may be a facsimile.  Until such other transfer agent is appointed, the Secretary shall sign as transfer agent.  Each certificate shall bear the corporate seal or a facsimile thereof.  Each certificate shall recite the kind or class of stock it represents.

Where a certificate is countersigned by (i) a transfer agent other than the corporation or its employee, or (ii) a registrar other than the Corporation or its employee, either of which countersignatures may be a facsimile, any other signature on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

35.                                 All transfer of stock of the Corporation shall be made on the books of the Corporation only by the person named in the certificate or by an attorney lawfully constituted in writing, and, in the case of stock represented by a certificate, upon the surrender of certificates for the stock so transferred.  Unless other transfer agents be designated by the Board of Directors, the Secretary shall be the sole transfer agent.

40.                                 The fiscal year of the corporation shall end on the last Sunday of October of each year.